                                                                   EXHIBIT 10.20

                                   SUBLEASE

     This Sublease, dated as of August 20, 1999, is entered into by and between Tularik Inc., a Delaware corporation ("Sublessor"), and Igen International, Inc., a Delaware corporation ("Sublessee").

                                   Recitals

     A. Sublessor leases certain premises (the "Premises") consisting of approximately 66,127 rentable square feet of space located in that certain building located at One Corporate Drive (formerly Two Corporate Drive), South San Francisco, California (the "Building"). Sublessor is the tenant under that certain Build-To-Suit Lease dated the 20th day of April 1995 (the "Master Lease") with Britannia Developments, Inc., a California corporation, as landlord; Britannia Development, Inc. assigned its interest as landlord under the Master Lease to Britannia Gateway, LLC pursuant to an Assignment and Assumption of Lease dated as of May 24, 1995; Britannia Gateway, LLC assigned its interest under the Master Lease to Britannia Biotech Gateway Limited Partnership, a Delaware limited partnership ("Master Lessor"), pursuant to an Assignment and Assumption of Lease dated as of August 8, 1996. An accurate and complete copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise expressly provided herein, any capitalized terms herein without definition shall have the same meaning as they have in the Master Lease.

     B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Subleased Premises during the Term, as more particularly described herein, pursuant to the terms and provisions hereof.

     Now, Therefore, in consideration of the covenants and conditions contained herein, Sublessor and Sublessee agree as follows:

                                   Agreement

     1. Term. The term of this Sublease (the "Term") shall commence on the date Sublessor delivers possession of the Subleased Premises to Sublessee, as provided for in Paragraph 4(b) (the "Commencement Date"), subject to the provisions of Paragraph 18 hereof, and shall expire, unless sooner terminated or extended pursuant to the further provisions hereof, at 11:59 p.m. on May 31, 2001, or such earlier date as the Master Lease may be terminated pursuant to the terms thereof. With the advance written consent of the Sublessor, which consent may be withheld in the sole discretion of Sublessor, Sublessee may extend the Term on two (2) occasions for a period of six (6) months each at the rental rate as shown in Section 3 below following written notice from Sublessee to Sublessor no later than sixty (60) days prior to the date when this Sublease shall have otherwise terminated. In no event shall the Term extend beyond 11:59 p.m. on May 31, 2002.

     2. Subleased Premises. During the Term, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth herein, eight hundred fifty seven (857) square feet of the Premises in the Building, as more particularly described on Exhibit B hereto and made a part hereof (the "Subleased Premises").

     3. Rent; Security Deposit. (a) Commencing on the Commencement Date and continuing thereafter on the first (1/st/) day of each and every calendar month during the Term, Sublessee shall pay to Sublessor in advance Three Thousand One Hundred Twenty Eight Dollars

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

and Five Cents ($3,128.05) ($3.65 per square foot) as rent for the Subleased Premises (the "Rent"). Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Rent shall be payable to Sublessor in lawful money of the United States, without prior notice, demand, or offset, at the address set forth herein or at such other address as may be designated in writing from time to time. In addition, upon the Commencement Date, Sublessee shall pay to Sublessor the sum of Three Thousand One Hundred Twenty Eight Dollars and Five Cents ($3,128.05) that shall be held as a security deposit by Sublessor.

     (b) If Sublessee defaults with respect to any provision of this Sublease or the Master Lease and such default is not cured within the applicable cure period, if any, Sublessor shall have the right, but shall not be required to, use, apply, or retain all or any part of the security deposit for the payment of any amounts due or any amount which Sublessor may spend or become obligated to spend by reason of such default or to compensate for any other loss or damage which Sublessor may suffer for any reason thereof. Sublessor shall not be required to keep the deposit separate from its general funds and Sublessee shall not be entitled to interest thereon. If Sublessee fully and faithfully performs every provision of this Sublease to be performed by it, the security deposit shall be returned to Sublessee within thirty (30) days after the termination of this Sublease and after Sublessee has vacated the Subleased Premises, less any amounts due to Sublessor pursuant to this Sublease.

     (c) Sublessor shall be responsible for the payment of property taxes, property insurance (Building only), common area maintenance, janitorial (excluding lab benches in the Subleased Premises), HVAC (unless such services are requested by Sublessee during times when such services are not required by Sublessor), utilities on the Premises, property dues, elevator maintenance, sprinklers, security, garbage, pest control, earthquake insurance, water treatment, HVAC maintenance, landscaping and parking lot maintenance, or any other costs that Sublessor is required to pay under the Master Lease pursuant to its terms. Anything in this Sublease to the contrary notwithstanding, Sublessor shall not be responsible for any other services required by Sublessee. Other services that are required by Sublessee may be negotiated between Sublessor and Sublessee and, if appropriate, billed to Sublessee at Sublessor's actual cost for such service.

     (d) In the event of any casualty or condemnation affecting the Subleased Premises, Rent payable by Sublessee shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated with respect to the Subleased Premises, and Sublessee waives any right to terminate the Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Subleased Premises or any material portion thereof. In the event of the termination of Sublessor's interest as "Tenant" under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without such termination constituting a default of Sublessor or Sublessee. In the event of any taking, Sublessee shall have no claim to any award. In the event of any casualty, Sublessor shall perform such restoration as is required of Sublessor pursuant to the Master Lease and to the extent such casualty is the result of Sublessee's action or inaction, Sublessee shall restore the Subleased Premises as soon as reasonably practicable.

     (e) Anything in this Sublease to the contrary notwithstanding, Sublessee shall be liable for, and shall pay prior to delinquency, and shall deliver evidence of payment prior to delinquency, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances or improvements placed by or on behalf of Sublessee in, about, upon or in connection with the Subleased Premises.

     4. Condition of the Subleased Premises. (a) Sublessor represents and warrants that, as of the Commencement Date: (i) all systems that are essential to the operation of the Building (e.g., HVAC, electrical, roof and plumbing systems) are in good working condition;

and (ii) that the Premises are free of any defects and violations of applicable law. Except as expressly set forth in this Section 4(a): (i) Sublessor has made no representations or warranties of any kind or nature whatsoever respecting the Subleased Premises or its condition or suitability for Sublessee's use; and, except as otherwise provided hereinafter, (ii) Sublessee agrees to accept the Subleased Premises "as is, where is," with all faults, without any obligation on the part of Sublessor to modify, improve or otherwise prepare the Subleased Premises for Sublessee's occupancy.

     (b) Sublessor agrees to undertake the following improvements to the Subleased Premises at Sublessor's cost prior to the Commencement Date: (1) installation of building standard carpet in Room 155A; (2) installation of telephone wiring throughout the Subleased Premises (i.e., in Rooms 154, 155 and
155A); (3) installation of locks and entry door to the Subleased Premises and on doors to Rooms 154, 155A and 156; and (4) installation of Sublessee's identification sign at the entrance to the Subleased Premises (i.e., exit passage 167A). Sublessor agrees to undertake the following improvements to the Subleased Premises at Sublessee's cost prior to the Commencement Date: (1) addition of a door to Room 155A; (2) extension of the dividing wall between Rooms 155 and 155A to create a corridor between Rooms 155 and 155A as shown on Exhibit B.

     (c) Sublessor has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including without limitation the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises. No investigation has been made by Sublessor to ensure compliance with the "American With Disabilities Act" ("ADA"). ADA may require a variety of changes to the Subleased Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons. Sublessee shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 4(b).

     5. Use. Sublessee may use the Subleased Premises as administrative offices and for research and development purposes to the extent permitted under the Master Lease and for no other purpose without the approval of the Master Lessor and Sublessor. Sublessor shall have the right to inspect the Subleased Premises during regular business hours after giving Sublessee not less than forty-eight (48) hours notice; provided, however, that Sublessor shall have the right to access the Subleased Premises at any time, without notice, in the event of an "emergency." Except in the case of an "emergency," Sublessor agrees not to enter the Subleased Premises unless accompanied by an authorized representative of Sublessee, unless Sublessee has failed to make available such a representative after provision of the notice required by this paragraph. Sublessee acknowledges and agrees that the operation and use of the Subleased Premises may require that Sublessee apply for and receive licenses and/or permits from various federal, state and local governments, and Sublessee covenants and agrees to apply for an receive such licenses and/or permits as are required. Sublessee shall provide to Sublessor copies of any such licenses and/or permits to the extent applicable to the Subleased Premises. Sublessee acknowledges, agrees and covenants that its occupancy, operation and use of such Subleased Premises shall be in accordance with: (a) all applicable state and federal regulations; (b) all licenses and permits that either Sublessee or Sublessor has received or receives in the future respecting such Subleased Premises; and (c) the Master Lease. In the event of any disagreement concerning the interpretation of such licenses, permits, or the Master Lease, the determination of the employee of Sublessor charged with ensuring compliance with such licenses, permits, and the Master Lease shall be controlling. For purposes of this Paragraph 5, "emergency" shall mean a condition imposing a threat of injury to person or property.

     6. Shared Access/Facilities. Sublessee acknowledges that the Premises contains certain facilities, including: (a) the cafeteria; and (b) front lobby area; (singly and/or collectively, the "Shared Facilities") that were installed when the Premises were wholly occupied by one tenant. Sublessor has agreed to provide access to and use of the Shared Facilities as may be reasonably required by Sublessee, its employees, agents and invitees for the conduct of its business at the Subleased Premises. In order to allow Sublessee access as reasonably necessary for such purposes but at the same time protect each party's privacy, security, confidentiality and proprietary information, Sublessee agrees as follows:

     (a) Sublessee shall only allow access to the Shared Facilities to its employees, agents, independent contractors and invitees or other persons whose access is provided via a key or other security device reasonably acceptable to Sublessor.

     (b) Sublessee will not allow any agent, independent contractor or other person access from the Shared Facilities to any other portion of the Premises without an escort by an employee of Sublessee, and except as otherwise provided herein to the contrary and subject to Sublessor's rights under Paragraph 5 above, Sublessor will not allow any agent, independent contractor or other person access from the Shared Facilities to any portion of the Subleased Premises without an escort by an employee of Sublessee.

     7. Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease. Except for payments of Rent (which payments shall be made by Sublessor) and except for those provisions of the Master Lease excluded by Paragraph 8 below, Sublessee hereby assumes and agrees to perform, during the Term, all of Sublessor's obligations under the Master Lease to the extent such obligations are applicable to the Subleased Premises and accrue after the date of this Sublease pursuant to this Sublease.

     8.  Incorporation of Master Lease.

     (a) Except as otherwise provided herein, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Sublessor being substituted for the "Landlord" in the Master Lease, the Sublessee being substituted for the "Tenant" in the Master Lease, and this Sublease being substituted for the "Lease" in the Master Lease. The parties specifically agree that any provisions relating to any construction obligations of "Landlord" under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Sublessor shall not be liable to Sublessee for any failure by Master Lessor to perform its obligations under the Master Lease, nor shall such failure by Master Lessor excuse performance by Sublessee of its obligations hereunder; provided, however, that Sublessor shall use its commercially reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease. Anything in the Master Lease to the contrary notwithstanding, the liability of Sublessor for its obligations under this Sublease is limited solely to Sublessor's interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublessor or against Sublessor's stockholders, directors, officers or partners on account of any of Sublessor's obligations or actions under this Sublease. The following sections of the Master Lease are not incorporated herein: Sections 1.1, 2.1, 2.2, 2.3, 2.4,
                 ---
2.6, 3.1, 4.1, Article 5, Article 6, Article 7, Article 9, Section 10.1, Article 11, Article 12, Section 13.1, Section 14.1, Section 15.1, Article 17, Section 18.2(b), Article 20, Sections 21.1, 21.15, 21.16 and Exhibits A-E.

     (b) Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessor arising out of, from or in connection with (i) the use or occupancy of the Subleased Premises by Sublessee, (ii) any breach or default by Sublessee under this Sublease or (iii) the failure of Sublessee to perform any obligation under the terms and provisions of the Master Lease assumed by Sublessee hereunder or required to be performed by Sublessee as provided herein, from and after the Commencement Date of this Sublease.

     (c) Sublessor hereby agrees to indemnify and hold harmless Sublessee from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessee arising out of, from or in connection with (i) Sublessor's breach or default of any provision of this Sublease or any provisions of the Master Lease not assumed by Sublessee hereunder or (ii) acts or omissions of Sublessor under the Master Lease in connection with the Subleased Premises prior to the Commencement Date of this Sublease.

     9.  Sublessor's Obligations.

     (a) Provided that Sublessee is not in default under the terms of this Sublease beyond any applicable period to cure, Sublessor agrees to make timely payments of the Rent due and timely to perform its obligations under the Master Lease to the end that the Master Lease shall not be terminated due to the default of Sublessor.

     (b) To the extent that the provision of any services or the performance of any maintenance or any other act (collectively "Master Lessor Obligations") is the responsibility of Master Lessor, Sublessor, upon Sublessee's request, shall make reasonable efforts to cause Master Lessor under the Master Lease to perform such Master Lessor Obligations; provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the same, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease, unless such failure is the result of an event of default on the part of Sublessor under this Sublease, the Master Lease, or both. It is expressly understood that Sublessor does not assume Master Lessor Obligations and that the services and repairs that are incorporated herein by reference, including but not limited to the furnishing of elevators, utilities, cleaning, janitorial or other services or maintenance, restoration (following casualty or destruction), or repairs to the Building, Premises and/or Subleased Premises will in fact be furnished by Master Lessor and not Sublessor, except to the extent otherwise provided herein.

     (c) Except as provided in this Section 9, Sublessor shall have no other obligations to Sublessee with respect to the Subleased Premises or the performance of the Master Lessor Obligations.

     10. Assignment and Subletting. Sublessee shall not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, this Sublease or any interest therein, or permit the use or occupancy of the Subleased Premises by any other person other than Sublessee. Any such assignment, further subletting, occupancy or use by Sublessee shall, at the option of Sublessor, terminate this Sublease. This provision constitutes an absolute prohibition of any assignment or subletting by Sublessee of any interest in this Sublease.

     11. Early Termination of Master Lease. If, without the fault of Sublessor or Sublessee, the Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that the Master Lease grants Sublessor any discretionary right to terminate the Master Lease, whether due to casualty, condemnation or otherwise, Sublessor shall be entitled to exercise or not exercise such right in its complete and absolute discretion; provided, however, that Sublessor shall use reasonable efforts to give to Sublessee as much prior notice of its intent to terminate as practicable.

     12. Consent of Master Lessor. If Sublessee desires to take any action that requires the consent of Master Lessor pursuant to the terms of the Master Lease, including, without limitation, making any modification, alteration or improvement of the Subleased Premises or entering into a further sublease or assignment of this Sublease, and in any event if Sublessee desires to make any alteration to the Subleased Premises, then, notwithstanding anything to the contrary herein, (a) Sublessor shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf, unless Sublessor agrees that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required.

     13. Surrender of Subleased Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Sublessee shall surrender the Subleased Premises to Sublessor broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear and damage by fire or other casualty excepted. In addition, Sublessee shall remove any alterations, additions and improvements, prior to the termination of the Sublease and restore the Subleased Premises to its prior condition, ordinary wear and tear and damage by fire or other casualty excepted, repairing all damage caused by or related to any such removal, all at Sublessee's expense.

     14. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; provided, however, that Master Lessor shall be entitled to the benefit of Sublessee's assumption of Sublessor's obligations, as "Tenant" under the Master Lease, pursuant to Section 8 above.

     15. Time of Essence. It is expressly understood and agreed that time is of the essence with respect to each and every provision of this Sublease.

     16. Attorneys' Fees. If any action or proceeding at law or in equity or any other dispute resolution proceedings shall be brought to enforce or interpret any of the provisions of this Sublease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in connection with the prosecution or defense of such action or proceeding, as more fully provided in the Master Lease. Jurisdiction of any litigation arising hereunder shall be solely in the Superior Court of California in San Mateo County or in San Francisco City and County or in the U.S. District Court of Northern California with venue in San Francisco.

     17. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Sublessor or Sublessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Sublessor or Sublessee.

     18. Approval of Master Lessor. This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written consent of Master Lessor thereto. Upon receipt of such consent, this Sublease shall be effective as of the Commencement Date. Sublessor and Sublessee acknowledge and agree that in granting such consent, notwithstanding any other provisions contained in or implied in this Sublease, Master Lessor shall not be deemed or construed (a) to have released Sublessor from any responsibility for the full and timely performance of all obligations of Sublessor as Tenant under the Master Lease as it pertains to the Subleased Premises, nor (b) to have authorized Sublessor to act on Master Lessor's behalf in exercising or waiving any rights, remedies or privileges of Master Lessor as Landlord under the Master Lease as it pertains to the Subleased Premises, nor
(c) to have assumed, incurred or undertaken any obligations or liabilities running directly to Sublessee with respect to the Subleased Premises, it being the explicit intention and understanding of the parties that, notwithstanding the incorporation by reference of a portion of the Master Lease into this Sublease, Master Lessor and Sublessor shall look solely to one another for the performance of their respective obligations with respect to the Premises as Landlord and Tenant under the Master Lease, and that Sublessor and Sublessee shall look solely to one another for the performance of their respective obligations with respect to the Subleased Premises under this Sublease.

     19. Confidentiality. Except to the extent expressly authorized by this Sublease or otherwise agreed in writing by the parties, each party agrees that, for the term of this Sublease and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Sublease any information disclosed by a party to the other party under this Sublease or by reason of Sublessee's occupancy of the Subleased Premises and access to the Premises or by reason of Sublessor's access to the Subleased Premises, or by reason of use of the Shared Facilities, and any use, operations or communication in any of the foregoing places ("Confidential Information") unless the receiving party can demonstrate by competent proof that such Confidential Information:

     (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

     (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

     (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of such agreements;

     (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

     (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

     The obligations set forth in this paragraph 19 shall survive the termination of this Sublease as set forth above.

     20. Insurance. Sublessee shall have issued, pay the premiums therefor, and maintain in full force and effect during the term of this Sublease (i) a commercial general liability insurance policy in which Sublessee shall be the insured and Sublessor shall be an additional insured, protecting the Sublessor (and such additional persons and/or entities as Sublessor may request) and Sublessee in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined, single limit coverage per occurrence for bodily injury, death or property damage and (ii) all-risk property insurance written at replacement cost value and with replacement cost endorsement, covering all leasehold improvements installed in the Subleased Premises by Sublessee, if any, and all of Sublessee's personal property in the Subleased Premises.

     21. Notices. All notices given under this Sublease shall be in writing, hand-delivered or sent by a recognized courier such as Federal Express or mailed by United States Certified or

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

Registered Mail, postage prepaid, return receipt requested. Notices should be delivered as follows:

     (a) To the Sublessor at the business office and mailing address of Tenant at the Premises.

     (b) To the Sublessee at 16020 Industrial Drive, Gaithersburg, Maryland 20877, Attn: Richard J. Massey, Ph.D., President.

Any such notice shall be deemed to be served on the date it is hand-delivered or delivered by recognized courier, or on the date on which it is received if sent by U.S. mail (or if the date on which delivery is refused as evidenced by the signature of the person attempting such delivery). Sublessor and Sublessee shall each have the right to change the person and/or address to which notices shall be delivered upon notice thereof to the other party sent pursuant to the provisions of this Paragraph 21.

     Executed as of the date first written above.


"Sublessor"                        "Sublessee"

Tularik Inc.                      Igen International, Inc.
a Delaware corporation            a Delaware corporation


By: /s/ William J. Rieflin         By:
    ----------------------            ---------------------------------
Title:                             Title:
      --------------------               ------------------------------

                           Consent Of Master Lessor

     Britannia Biotech Gateway, L.P., "Master Lessor" under the Master Lease identified in that certain Sublease dated, for reference purposes, June 1, 1999 to which this Consent is attached, hereby consents to said Sublease. This Consent shall not be deemed to relieve Sublessor, as Tenant under the Master Lease, from any obligation or liability thereunder, nor shall this Consent be deemed Master Lessor's consent to any further subletting or assignment.

Master Lessor:

Britannia Biotech Gateway, L.P.
a Delaware limited partnership


By:  /s/ T. J. Bristow
    ------------------------------

Britannia Gateway, LLC, a California limited liability company

Managing Partner

Name:  T. J. Bristow
     -----------------------------

Title: Manager
       ---------------------------

Date:    9/3/99
      ----------------------------

                                   EXHIBIT A

                                [Master Lease]

                                   EXHIBIT B

                             [Subleased Premises]